FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
February 25, 2011

FIRST PACTRUST BANCORP, INC. ANNOUNCES ELECTION OF 2 NEW DIRECTORS

CHULA VISTA, CA – February 25, 2011 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank (the “Bank”), announced today that on February 22, 2011 its Board of Directors has elected Timothy R. Chrisman and Jeffrey T. Seabold as new directors of the Company, to be effective February 23, 2011. The election increases the membership of the Board of Directors to nine. Each of the newly appointed directors is independent under the criteria established by NASDAQ rules.

Mr. Chrisman, 64, is founder and CEO of Chrisman & Company, Inc., a nationally-recognized executive search and compensation firm specializing in financial services. He also serves as Chairman of the Board of the Federal Home Loan Bank of San Francisco, and most recently served as Chairman of the Council of Federal Home Loan Banks. Mr. Chrisman is also a Senior Advisor to FIG Partners, an investment banking firm that is principally focused on financial service sector companies. Mr. Chrisman previously served as a director of Commercial Capital Bancorp, the institution that acquired $2.7 billion Hawthorne Savings, where he served as Chairman of the Board from 1995 to 2004. Mr. Chrisman is a National Director and Vice Chairman of Operation HOPE, Inc., a nonprofit social investment bank and a national provider of financial literacy and economic empowerment programs.

Mr. Seabold, 44, is the founder and CEO of CS Financial Inc., a residential and commercial mortgage company based in Beverly Hills, California. Mr. Seabold also serves as President of Camden Escrow Inc., a real estate settlement company. He is the Co-Founder of Camden Capital Partners LLC, an asset based lender and loan servicer. Jeff is active with a number of non-profit and service organizations including Habitat for Humanity and Young Presidents Organization.

Gregory A. Mitchell, President and CEO of First PacTrust Bancorp, said “We are delighted to welcome Tim and Jeff to our board and look forward to leveraging their skills and expertise as we continue to build Pac Trust Bancorp, Inc., and Pacific Trust Bank into well-respected brands. I have had the pleasure of working with Jeff for the past year on a number of projects and have been impressed by his entrepreneurial skills and significant expertise in the production of commercial and residential mortgages. Jeff brings energy, deep relationships and a passion for the continued success of First Pac Trust Bancorp. Tim is a widely respect banking professional and long-term friend. Through more than 20 years of interactions with Tim, I have to come to admire and respect him for his passion, wisdom, candor and wide-ranging experience in the financial services arena. He is a successful entrepreneur with deep contacts in banking and regulatory circles and strong corporate governance skills. PacTrust Bancorp will benefit from his ability to build teams and companies as well as his keen insights into corporate finance and M&A. The entire Board of Directors and management welcome Jeff and Tim to the PacTrust family, and we look forward to a long and profitable relationship with these leaders.”

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, the possible short-term dilutive effect of potential acquisitions and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements.

Contact:
Gregory A. Mitchell, President and CEO
Phone: (619) 691-1519, ext. 4474